Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.



                            ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   April 22, 1998